SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT:  September 3, 2003

YAHOO! INC.

(Exact name of registrant as specified in its charter)

0-28018

(Commission File Number)

DELAWARE	77-0398689
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

701 FIRST AVE.
SUNNYVALE, CALIFORNIA 94089

(Address of principal executive offices, with zip code)

(408) 349-3300

(Registrant’s telephone number, including area code)

Item 5. Other Events

On September 3, 2003, Yahoo! Inc., a Delaware corporation (“Yahoo!”), announced that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in relation to the previously announced agreement for Yahoo! to acquire Overture Services, Inc., has expired.  A copy of Yahoo!’s press release announcing this is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 7.  Exhibits

99.1                 Press Release dated September 3, 2003 by Yahoo! Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YAHOO! INC.

Date: September 3, 2003	By:	/s/ Michael J. Callahan
Michael J. Callahan
Secretary

YAHOO! INC.

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release dated September 3, 2003.